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                                                                  Exhibit 10.25

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into as of the 19th day of August, 1996, between Reconditioned Systems, Inc., an Arizona corporation (the "Company"), and Wayne R. Collignon (the "Executive").

RECITALS:

         A. The Company and the Executive entered into an Employment Agreement as of August 10, 1995 (the "Agreement").

         B. The Compensation Committee of the Board of Directors of the Company, pursuant to resolutions duly adopted at a meeting on August 19, 1996, has directed that the Agreement be amended to provide that if the Agreement is terminated subsequent to a Change of Control (as defined herein) either by the new controlling party or by the Executive for Good Reason (as defined herein), the Executive will receive a two-year consulting agreement at $100,000 per year in addition to the severance pay already included in the Agreement.

         C. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

AGREEMENTS:

         1. The Agreement is amended to add a new Section 3.4(e) which reads in its entirety as follows:

         "(e)     "Change of Control" shall mean a change in ownership or
         control of the Company effected through either of the following transactions:

                  (i) the direct or indirect acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders or other transaction, in any case whether or not the Board recommends that the Company's stockholders accept; or

                  (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A)
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         have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board. "

         2. The Agreement is amended to add a new Section 4.3 which reads in its entirety as follows:

         "4.3     Termination After Change of Control by the Company or by the
         Executive for Good Reason. If following a Change of Control the Executive's employment is terminated by the Company or by the Executive for Good Reason, the Company shall:

                  (a)      pay the Executive the Accrued Base Salary;

                  (b)      pay the Executive the Accrued Reimbursable Expenses;

                  (c)      pay the Executive the Accrued Benefits;

                  (d)      pay the Executive the Accrued Bonus;

                  (e) pay the Executive his Base Salary, as and when the same would have been paid to the Executive pursuant to Section 2.1 had the termination not occurred, for a period of six (6) months following the termination date;

                  (f) maintain in full force and effect, for the continued benefit of the Executive and his eligible beneficiaries, until the first to occur of (i) his attainment of comparable benefits upon alternative employment or (ii) six (6) months following the termination date, the employee benefits pursuant to Company-sponsored benefit plans, programs or other arrangements in which the Executive was entitled to participate immediately prior to such termination, but only to the extent that the Executive's continued participation is permitted under the general terms and provisions of such plans, programs and arrangements;

                  (g) in addition, the Executive shall have the right to exercise all vested, unexercised stock options in accordance with the terms of the plans and agreements pursuant to which such options were issued;

                  (h) in addition, the Executive shall have the Right of First Refusal; and
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                  (i)      in addition, enter into a consulting agreement with
         the Executive pursuant to which the Company shall pay the Executive $100,000 per year for a period of two (2) years."

         3. Subject to the approval of Norwest Business Credit, Inc., a Minnesota corporation ("Norwest"), pursuant to that certain Credit and Security Agreement dated as of February 26, 1996 between the Company and Norwest, this Amendment shall be effective as of August 19, 1996.

         4. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment.


COMPANY:                                           EXECUTIVE:

RECONDITIONED SYSTEMS, INC.,
an Arizona corporation


By  /s/ Scott W. Ryan                              /s/ Wayne R. Collignon
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        Scott W. Ryan, Chairman                        Wayne R. Collignon